UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 11,2015
MOBETIZE CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8105 Birch Bay Square St, Suite 205, Blaine WA		98230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(206) 347-4515
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 11, 2015, Donald Duberstein was appointed by our company as a director of our company. Our board of directors now consists of Stephen Fowler, Ajay Hans, Malek Ladki and Mr. Duberstein.

Donald Duberstein (age 64) Director

Mr. Duberstein over the past 38 years has owned and managed an extensive portfolio of residential and commercial properties across the USA. Mr. Duberstein co-founded and chaired a skin care company and has been an active investor in a number of private and public companies including Mobetize Corp. The Directors of Mobetize believes that Mr. Duberstein has the educational, business and operational experience and management skills necessary to be a director of our company. Mr. Duberstein’s past experience in business and his legal background and knowledge in the technology sector is an asset to our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

/s/ Stephen Fowler
Stephen Fowler
Chief Financial Officer and Director

Date:	September 11, 2015